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                              SEPARATION AGREEMENT

            This Agreement ("Separation Agreement") is dated as of November 8, 2002, and is between Brian Blechman, an individual residing at 6 Pine Point, Lloyd Harbor, New York 11743 ("Executive"), and Twin Laboratories Inc. ("Company"), a Utah corporation with its principal place of business at 150 Motor Parkway, Hauppauge, New York 11788.

            1. Retirement. Executive and Company are parties to an employment agreement, dated as of January 1, 2001, attached hereto as Exhibit "A" (the "Employment Agreement"). Capitalized terms used herein shall have the meaning set forth in the Employment Agreement. Executive and Company agree that the Executive has retired from the Company, effective as of the date of this Separation Agreement (the "Retirement Date"). Except as otherwise set forth herein, the Executive's employment, and the Employment Agreement, are terminated as of the Retirement Date, provided, however, that Executive and Company agree that the provisions set forth in Sections 3(d), 5, 6, 7, 10(b) and 10(k) of the Employment Agreement, as amended herein, are valid, binding, continuing and enforceable and shall survive the termination of the Employment Agreement.

            2. Non-Competition; Non-Solicitation. Notwithstanding anything to the contrary set forth in this Separation Agreement or the Employment Agreement, as amended herein, the parties agree that the period during which Executive must observe the non-competition provisions set forth in Section 5 of the Employment Agreement and the non-solicitation provisions set forth in Section 6 of the Employment Agreement (the "Non-Compete Period") shall be for the three-year period ending November 8, 2005. Provided Executive is not in breach of this Separation Agreement, or the surviving provisions of the Employment Agreement, as amended herein, the Non-Compete Period shall expire at the time that the Company fails to make any payments of the Base Salary the Company is legally obligated to make under this Separation Agreement.

            3. Severance. Provided Executive is not in breach of this Separation Agreement, or the surviving provisions of the Employment Agreement, as amended herein, Section 5 of the Employment Agreement is amended so that Company shall make payments to Executive of (a) the Base Salary through the end of the Non-Compete Period (the "Severance Period"), paid in accordance with the normal payroll practices of the Company and (b) all unreimbursed business expenses incurred by Executive which have been submitted to the Company (and set forth on Exhibit B attached hereto) but not paid as of the Retirement Date, paid as soon as practicable after the Retirement Date. If Executive dies, all amounts payable to Executive under this Section 3 shall be paid to Executive's devisee, legatee, or other designee or, if there is no such designee, to designee's estate.

Benefits. Executive shall be entitled to all benefits accrued up to the Retirement Date under all employee benefit plans of the Company, in accordance with the terms of such plans. In addition, during the Severance Period, provided Executive is not in breach of


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this Separation Agreement, or the surviving provisions of the Employment
Agreement, as amended herein, the Company shall (a) arrange for Executive to participate in and receive the Company's medical, dental, prescription drug, insurance plans as in effect from time to time during the Severance Period on the same terms and conditions as are provided to general employees of the Company, provided that the medical coverage extended hereunder shall not include the Executive Medical Plan and (b) shall reimburse Executive for the premiums paid by Executive in respect of Executive's Universal Life Insurance Policy (Policy No. ___) in the face amount of $250,000.

            4. Executive agrees, except as expressly set forth herein, to surrender and forego, as of the date of this Separation Agreement, any and all of his right to any benefits under paragraph 3(c) of the Employment Agreement, including any car allowance. Executive and members of his immediate family shall be provided with Company products in quantities and at times as they shall reasonably request.

            5. No Further Liability; Mutual Release. This Separation Agreement shall operate to fully discharge and release the Executive, his devisees, legatees, or other designees or his estate and the Company, its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives from any further obligation or liability to the other (other than any obligations the Company may have pursuant to Company's Stock Incentive and Stock Option Plans) with respect to, in connection with or arising out of Executive's employment or the termination of Executive's employment except for the obligations set forth in this Separation Agreement or the surviving provisions of the Employment Agreement, as amended herein. The Executive and the Company each expressly waive any and all rights to pursue any remedy at law or in equity related to the Executive's employment or the termination thereof. Contemporaneously with the execution and delivery of this Separation Agreement, the Executive and the Company are executing releases in the forms of Exhibits C and D hereto, respectively.

            6. In the event that Executive shall materially breach any of the provisions of this Separation Agreement, in addition to any other remedies the Company may have, the Company shall have the right to cease all benefits granted hereunder and in the surviving provisions of the Employment Agreement, as amended herein.

            7. Continuing Obligations. Executive agrees that he will comply with the requirements of Sections 10(b) and 10(k) of the Employment Agreement.

            8. Announcements; Confidentiality.

                  (a) The press release with respect to the retirement of Executive is attached as Appendix E to this Separation Agreement. The Company agrees to consult with Executive prior to issuing any public statement with respect to his retirement.

                  (b) Executive agrees that he will not, without the prior written consent of the Company, disclose to any person or entity any of the terms, conditions or


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other facts with respect to this Separation Agreement, except for disclosure (i)
to his legal and financial advisors and immediate family members, (ii) if required by order of a court or other body having jurisdiction over such matter, and (iii) with the written consent of the Company.

            9. Remedies for Breach. The parties hereto agree that Executive is obligated under this Separation Agreement to render obligations of a special, unique, unusual and extraordinary character, thereby giving this Separation Agreement special and extraordinary value, and, in the event of a breach or threatened breach of any provision of this Separation Agreement by Executive, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonably or adequately compensated by damages in an action at law. Executive expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief and any other applicable equitable remedy against Executive without the posting of a bond in the event of any breach or threatened breach of any provision of this Separation Agreement by Executive. Without limiting the generality of the foregoing, if Executive breaches or threatens to breach any of the provisions of Sections 5, 6, or 7 of the Employment Agreement, as amended herein, or Sections 8 or 9 of this Separation Agreement, such breach or threatened breach will entitle the Company to enjoin Executive from engaging in any activities prohibited by such provisions. This provision shall not be construed as a waiver of any of the rights that the Company may have for damages under this Separation Agreement or otherwise.

            10. Reasonableness of Restrictions. Executive agrees and acknowledges that:

                  (a) the provisions of Sections 5, 6 and 7 of the Employment Agreement, as amended herein, may limit his ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees that such provisions are reasonable and necessary for the protection of the Company and do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Company;

                  (b) such provisions contain reasonable limitations as to the time and the scope of activity to be restrained; and

                  (c) the consideration provided under this Separation Agreement is sufficient to compensate Executive for the restrictions imposed in Sections 5, 6, and 7 of the Employment Agreement, as amended herein. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that any defenses by Executive to the strict enforcement of such provision are hereby waived by Executive and Executive agrees that he will not assert that such provisions are void, voidable or unenforceable.

            11. Miscellaneous.


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                  (a) Personal Guaranty. The Company shall take no action which has the direct or indirect effect of (i) reducing the amount of any personal guarantee of Company debt (including any release or reduction of personal liability in respect of a letter of credit benefiting the Company) by a member of the Blechman family, and/or (ii) otherwise making more favorable to any guarantor the terms of any such guarantee, unless such reduction and/or change of terms affects the guarantee of Company debt by Executive which is in effect on the date hereof in a fashion no less favorable to him. Executive and his spouse shall cooperate and shall take, or cause to be taken, all action necessary in respect of that certain Reimbursement and Security Agreement No. 2, dated as of April 9, 2001, by and among Twinlab Corporation, a Delaware corporation, the Company, Advanced Research Press, Inc., a New York corporation, Changes International, Inc., a Florida corporation, PR Nutrition, Inc., a California corporation, Health Factors International, Inc., a Delaware corporation, Bronson Laboratories, Inc., a Delaware corporation, on the one hand, and Ross Blechman, Linda Blechman, Dean Blechman, Sharon Blechman, Brian Blechman, Robin Blechman, Steve Blechman, Elyse Blechman, Neil Blechman and Helena Blechman, on the other hand, and any other document or instrument related thereto, or entered into in connection therewith, including executing all necessary or appropriate waivers, consents, approvals, releases of liens or other documents, to enable the Company or any of its subsidiaries to transfer, sell or otherwise dispose of any of its assets from time to time.

                  (b) Cooperation. Executive shall cooperate with the Company, as may be reasonably requested by the Company, to effect a transition of Executive's responsibilities and to ensure that the Company is aware of all matters being handled by Executive and to be available during the Non-Compete Period to assist the Company in connection with such transition without further compensation, provided that such assistance does not significantly interfere with other employment of Executive. In addition to his other obligations under this Separation Agreement, during the first twelve (12) months of the Non-Compete Period, Executive will be available as the Company may reasonably require for depositions, testimony and other matters relating to litigation involving the Company.

                  (c) Counterparts; Facsimile Transmissions. This Separation Agreement may be executed in any number of counterparts, each of which when so executed, then delivered or transmitted by telefax, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  (d) Severability. If any provision of this Separation Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Separation Agreement will remain in full force and effect. Any provision of this Separation Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  (e) Waivers and Amendments. This Separation Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by written instrument signed by the Company and the Executive. No

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delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

                  (f) Entire Agreement. Except as otherwise set forth herein, this Separation Agreement (including certain provisions of the Employment Agreement, as amended herein, and specified herein), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

                  (g) Successors and Assigns. This Separation Agreement is binding upon the parties and each of their respective successors, heirs and permitted assigns.

                  (h) No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Separation Agreement by seeking other employment and, to the extent that the Executive obtains or undertakes other employment (including self-employment), no such payment will be reduced by the earnings of the Executive from the other employment.

                  (i) Costs and Expenses. The Company shall pay directly the fees and expenses of Executive's counsel in the amount of up to $7,500 in connection with the negotiation, execution, delivery and performance of this Separation Agreement. If an action or proceeding is commenced by a party to enforce or interpret any provision of this Separation Agreement, each party shall pay its own costs and expenses of such action or proceeding, including attorney's fees.

                  (j) Governing Law. This Agreement is governed by the laws of the State of New York, without giving effect to principles of conflict of laws.

                  (k) Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the courts of the State of New York, County of Suffolk, or, if it has or can acquire jurisdiction, in the U.S. District Court for the Eastern District of New York, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11(l). Nothing in this Section 11(k), however, affects the right of any party to serve legal process in any other manner permitted by law.

                  (l) Notices. Every notice or other communication required or contemplated by this agreement must be in writing and sent by one of the following methods:

                        (i) personal delivery, in which case delivery is deemed to occur on the day of delivery;


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                        (ii) certified or registered mail, postage prepaid,
return receipt requested, in which case delivery is deemed to occur on the day it is officially recorded by the U.S. Postal Service as delivered to the intended recipient; or

                        (iii) next-day delivery to a U.S. address by recognized overnight delivery service such as Federal Express or Airborne Express in which case delivery is deemed to occur upon receipt. In each case, a notice or other communication sent to a party must be directed to the address for that party set forth below, or to another address designated by that party by written notice:

                 If to Executive to:

                                  Brian Blechman
                                  6 Pine Point
                                  Lloyd Harbor, New York 11743

                 If to Company to:

                                  Twin Laboratories Inc.
                                  150 Motor Parkway, Suite 210
                                  Hauppauge, New York 11788
                                  Attn.:  Ross Blechman, Chief Executive Officer

                 With a copy to:

                                  Twin Laboratories Inc.
                                  150 Motor Parkway, Suite 210
                                  Hauppauge, New York 11788
                                  Attn.:  General Counsel

            12. Assignment and Transfer; No Third Party Beneficiary.

                  (a) Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any existing or future subsidiary or affiliate of the Company (with a continuing guarantee of performance by the Company), and shall be assigned to any purchaser of all or substantially all of the Company's business or assets or any successor to the Company (each, a "Successor"), whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise. The Company will require any such Successor by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, merger, consolidation, succession or assignment had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any Successor of the Company in accordance with the operation of law, and such Successor shall be deemed to be the Company for purposes of this Agreement.


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                  (b) Executive. Executive's rights and obligations under this
Agreement shall not be transferable by Executive by assignment or otherwise, and any purported assignment, transfer, alienation or delegation thereof shall be void; provided, however, that if Executive shall die, (i) all amounts payable to Executive under Section 3 of this Separation Agreement shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate, and (ii) all benefits provided to any beneficiary or dependent of Executive under Section 4 of this Separation Agreement shall continue to be provided to such person for the remainder of the Severance Period, if any.

            IN WITNESS THEREOF, the parties have executed this Agreement.

TWIN LABORATORIES INC.                      EXECUTIVE


By: ______________________                  By: _____________________
    Name:  Ross Blechman                        Name:  Brian Blechman
    Title: President and CEO

Date:    ____________________               Date:  ___________________

Agreed to and Accepted:

TWINLAB CORPORATION                         Accepted and Agreed to only as
                                            to Section 11(a):


By:_____________________                    By: _____________________
   Ross Blechman                                Name: Robin Blechman
   President and CEO

Date: ___________________                   Date: ___________________


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